Exhibit 99.1

633 Seventeenth Street, Ste. 2320 Denver, CO 80202-3619 (303) 296-3076 (303) 773-8099 Fax
FOR RELEASE:	November 10, 2014 8:00 AM

CONTACT:	Ray Singleton 303-296-3076, ext. 102

Earthstone Energy Reports
2nd Quarter Results

DENVER, COLORADO, November 12, 2014 / -- EARTHSTONE ENERGY, INC. (NYSE MKT: ESTE) reported net income of $1,114,000, or $0.64 per diluted share, on revenue of $5,193,000 for the second quarter of fiscal 2015, ended September 30, 2014 (“2014”).  This compares to net income of $1,224,000, or $0.72 per diluted share, on revenue of $4,672,000 for the second quarter of fiscal 2014, ended September 30, 2013 (“2013”).  For the first half of fiscal year 2015, the Company reported net income of $2,111,000, or $1.22 per diluted share, on revenue of $10,431,000, compared to net income of $1,917,000, or $1.11 per diluted share, on revenue of $8,267,000f or the six months ended September 30, 2013.  For the 2014 quarter, total revenue increased $521,000 or 11% and net income decreased ($110,000) or (9%), respectively, from 2013.  Increases in revenue were due to higher oil and gas sales volumes which were partially offset by lower oil prices in 2014 relative to 2013.  The decrease in net income was due to both higher oil and gas production expense and higher depletion expense in 2014 relative to 2013.  Other factors which contributed to our quarterly results are disclosed in the Company’s most recent Form 10-Q.

“We are pleased with the results of our second quarter,” commented Ray Singleton, President of Earthstone.  “It was a strong quarter, despite a nine percent (-9%) decline in oil prices.  Notably, BOE (barrels, oil equivalent) sales were up over 17% and our year-to-date EBITDA increased 15% over the comparable prior year period.  While net income did decline relative to the comparable quarter last year, when compared to the preceding first quarter for the current fiscal year, net income was actually up nearly 12%.  During the last two quarters our drilling and completion operations have been focused in Indian Hill Field with Continental Resources, resulting in a decrease in our capital expenditures.  However, we have recently received a number of notices of upcoming wells from both Statoil in the Banks Field and from Conoco/Phillips in Camel Butte Field.  Based on this we expect capital expenditures to increase in both of these areas.  Given all this, if oil prices will hold at current levels, we anticipate a good, but maybe not great, second half of the year.”

ABOUT EARTHSTONE ENERGY:
Earthstone Energy, Inc. is a growth-oriented independent oil and gas exploration and production company with primary operations in the Williston Basin and southern Texas.  Earthstone is currently traded on NYSE MKT under the symbol ESTE.  Information on Earthstone can be found at its web site: www.earthstoneenergy.com.

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THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Some statements contained in this release are forward-looking, and therefore involve uncertainties or risks that could cause actual results to differ materially.  Forward-looking statements can be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases.  In addition, all statements other than statements of historical facts that address activities that Earthstone intends, expects or anticipates will or may occur in the future are forward-looking statements.  Forward-looking statements also include comments regarding assumptions regarding production rates and growth, operating costs, reduction of operation costs, commodity prices, industry outlook, future drilling activities, acquisitions and industry opportunities.  Factors that could cause actual results to differ materially include availability of rigs and services, price volatility of oil and gas, estimated production rates and adjustments to ownership percentages in addition to economic and political events affecting supply and demand for oil and gas, loss of customers for oil and gas production and government regulations.  These and other factors are discussed in more detail in Earthstone Energy’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed for March 31, 2014 and Quarterly Reports on Form 10-Q for the three and six months ended June 30, 2014 and September 30, 2014, respectively.  The Company disclaims any obligation to update forward-looking statements.

FINANCIAL & OPERATING HIGHLIGHTS

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue	$5,193,000	$4,672,000	$10,431,000	$8,267,000
Net income	$1,114,000	$1,224,000	$2,111,000	$1,917,000
Income per diluted share	$0.64	$0.72	$1.22	$1.12
Weighted avg. number of common shares outstanding, diluted	1,728,794	1,710,445	1,727,804	1,710,445